EXHIBIT 10.2

                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of January 21, 1999

                                  As Amended By

                                 AMENDMENT NO. 1
                           Dated as of March 22, 1999,

                                 AMENDMENT NO. 2
                          Dated as of August 30, 1999,

                                 AMENDMENT NO. 3
                          Dated as of January 19, 2000,

                                 AMENDMENT NO. 4
                       Dated as of September 29, 2000 and

                                 AMENDMENT NO. 5
                          Dated as of November 1, 2000

                                      Among

                         METALS RECEIVABLES CORPORATION

                                    as Seller

                                       and

                    FALCON ASSET SECURITIZATION CORPORATION,

                                       and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                    as Agent

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES                                 2

   Section 1.1.  Purchase Facility                                           3
   Section 1.2.  Making Purchases                                            3
   Section 1.3.  Selection of Tranche Periods and Discount Rates             3
   Section 1.4.  Percentage Evidenced by Receivable Interests                4
   Section 1.5.  Dividing or Combining Receivable Interests                  4
   Section 1.6.  Reinvestment Purchases                                      4
   Section 1.7.  Liquidation Settlement Procedures                           5
   Section 1.8.  Deemed Collections                                          5
   Section 1.9.  Discount and Funding Charges; Payments and Computations,
                 Etc                                                         6
   Section 1.10.  Seller Interest                                            7

ARTICLE II LIQUIDITY FACILITY                                                7

   Section 2.1.  Transfer to Investors                                       7
   Section 2.2.  Transfer Price Reduction Discount                           7
   Section 2.3.  Payments to Falcon                                          7
   Section 2.4.  Limitation on Commitment to Purchase from Falcon            8
   Section 2.5.  Defaulting Investors                                        8

ARTICLE III REPRESENTATIONS AND WARRANTIES                                   8

   Section 3.1.  Seller Representations and Warranties                       8
   Section 3.2.  Investor Representations and Warranties                    12

ARTICLE IV CONDITIONS OF PURCHASES                                          12

   Section 4.1.  Conditions Precedent to Initial Purchase                   12
   Section 4.2.   Conditions Precedent to All Purchases and Reinvestments   12

ARTICLE V COVENANTS                                                         13

   Section 5.1.  Affirmative Covenants of Seller                            13
   Section 5.2.   Negative Covenants of Seller                              19

ARTICLE VI ADMINISTRATION AND COLLECTION                                    20

   Section 6.1.  Designation of Servicer                                    20
   Section 6.2.  Duties of Servicer                                         21
   Section 6.3.  Collection Notices                                         22
   Section 6.4.  Responsibilities of the Seller                             22
   Section 6.5.  Reports                                                    23
   Section 6.6.  Servicer Fee                                               23

ARTICLE VII SERVICER DEFAULTS                                               23

   Section 7.1.  Servicer Default                                           23
   Section 7.2.  Originator Liquidation Events                              25

ARTICLE VIII INDEMNIFICATION                                                26

   Section 8.1.  Indemnities by the Seller                                  26
   Section 8.2.  Increased Cost and Reduced Return                          28
   Section 8.3.  Other Costs and Expenses                                   29
   Section 8.4.  Allocations                                                29

ARTICLE IX THE AGENT                                                        30

   Section 9.1.  Authorization and Action                                   30
   Section 9.2.  Delegation of Duties                                       30
   Section 9.3.  Exculpatory Provisions                                     31
   Section 9.4.  Reliance by Agent                                          31
   Section 9.5.  Non-Reliance on Agent and Other Purchasers                 31
   Section 9.6.  Reimbursement and Indemnification                          32
   Section 9.7.  Agent in its Individual Capacity                           32
   Section 9.8.  Successor Agent                                            32

ARTICLE X ASSIGNMENTS; PARTICIPATIONS                                       32

   Section 10.1.  Assignments                                               32
   Section 10.2.  Participations                                            33

ARTICLE XI MISCELLANEOUS                                                    33

   Section 11.1.  Waivers and Amendments                                    33
   Section 11.2.  Notices                                                   34
   Section 11.3.  Ratable Payments                                          35
   Section 11.4.  Protection of Ownership Interests of the Purchasers       35
   Section 11.5.  Confidentiality                                           35
   Section 11.6.  Bankruptcy Petition                                       36
   Section 11.7.  Limitation of Liability                                   36
   Section 11.8.  CHOICE OF LAW                                             36
   Section 11.9.  CONSENT TO JURISDICTION                                   36
   Section 11.10.  WAIVER OF JURY TRIAL                                     37
   Section 11.11.  Integration; Survival of Terms                           37
   Section 11.12.  Counterparts; Severability                               37
   Section 11.13.  First Chicago Roles                                      37
   Section 11.14.  Characterization                                         38

                             EXHIBITS AND SCHEDULES

EXHIBIT I          DEFINITIONS

EXHIBIT II PRINCIPAL PLACE OF BUSINESS OF THE SELLER; LOCATION(S) OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBERS

EXHIBIT III        LOCK-BOXES; CONCENTRATION ACCOUNTS; DEPOSITARY ACCOUNTS

EXHIBIT IV         FORM OF COMPLIANCE CERTIFICATE

EXHIBIT V          FORM OF COLLECTION ACCOUNT AGREEMENT

EXHIBIT VI         CREDIT AND COLLECTION POLICY

EXHIBIT VII        FORM OF MONTHLY REPORT

EXHIBIT VIII       FORM OF PURCHASE NOTICE

EXHIBIT IX         ORIGINATORS

SCHEDULE A         LIST OF DOCUMENTS TO BE DELIVERED TO THE AGENT PRIOR TO THE
                   INITIAL PURCHASE

                         METALS RECEIVABLES CORPORATION
                         RECEIVABLES PURCHASE AGREEMENT
                          DATED AS OF JANUARY 21, 1999

                                  AS AMENDED BY

                                 AMENDMENT NO. 1
                           DATED AS OF MARCH 22, 1999,

                                 AMENDMENT NO. 2
                           DATED AS OF AUGUST 30, 1999

                                 AMENDMENT NO. 3
                          DATED AS OF JANUARY 19, 2000

                                 AMENDMENT NO. 4
                       DATED AS OF SEPTEMBER 29, 2000 AND

                                 AMENDMENT NO. 5
                          DATED AS OF NOVEMBER 1, 2000

      This Receivables Purchase Agreement dated as of January 21, 1999 is among Metals Receivables Corporation, a Delaware corporation (the "Seller"), the Investors, Falcon Asset Securitization Corporation ("Falcon") and The First National Bank of Chicago, as Agent. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in
Exhibit I hereto.


                             PRELIMINARY STATEMENTS

      The Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.

      Falcon may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time.

      The Investors shall, at the request of the Seller, purchase Receivable Interests from time to time. In addition, the Investors have agreed to provide a liquidity facility to Falcon.

      The First National Bank of Chicago has been requested and is willing to act as Agent on behalf of Falcon and the Investors in accordance with the terms hereof.


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
                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

      Section 1.1 PURCHASE FACILITY. (a) Upon the terms and subject to the conditions hereof, the Seller may, at its option, sell and assign Receivable Interests to the Agent for the benefit of the Purchasers. Falcon may, at its option, instruct the Agent to purchase on behalf of Falcon, or if Falcon shall decline to purchase, the Agent shall purchase on behalf of the Investors, Receivable Interests from time to time during the period from the date hereof to but not including the Termination Date. The Seller hereby assigns, transfers and conveys to the Agent for the benefit of the relevant Purchaser or Purchasers, and the Agent hereby acquires, all of the Seller's right, title and interest in and to the Receivable Interests as more particularly described herein.

      (b) The Seller may, upon at least ten days' prior notice to the Agent, terminate in whole or reduce in part ratably among the Investors the unused portion of the Purchase Limit; PROVIDED that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

      Section 1.2 MAKING PURCHASES. (a) The Seller shall provide the Agent with a purchase notice, in substantially the form of Exhibit VIII hereto (each a "Purchase Notice"), at least (i) three Business Days prior to the date of an Incremental Purchase in the event the applicable Discount Rate is requested to be the LIBO Rate, (ii) two Business Days prior to the date of an Incremental Purchase in the event the applicable Discount Rate is requested to be the CP Rate and (iii) one Business Day prior to the date of an Incremental Purchase in the event the applicable Discount Rate is requested to be the Base Rate. Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (which shall not be less than, and shall be an integral multiple of, $1,000,000) and date of purchase, together with the duration of the initial Tranche Period and the initial Discount Rate related thereto. Following receipt of a Purchase Notice, the Agent will determine whether Falcon agrees to make the purchase. If Falcon declines to make a proposed purchase, the Seller may cancel the Purchase Notice or the Incremental Purchase of the Receivable Interests will be made by the Investors.

      (b) On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article IV, Falcon or each Investor, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Falcon, the aggregate Purchase Price of each Receivable Interests Falcon is then purchasing or (ii) in the case of an Investor, such Investor's Pro Rata Share of the aggregate Purchase Price of each of the Receivable Interests the Investors are purchasing.

      Section 1.3 SELECTION OF TRANCHE PERIODS AND DISCOUNT RATES. (a) Each Receivable Interest shall at all times have an associated amount of Capital, a Discount Rate and Tranche Period applicable to it. Not less than $10,000,000 of Capital may be allocated to any single Receivable Interest. The Seller shall request Discount Rates and Tranche Periods for the Receivable Interests of the Purchasers. The Seller may select the CP Rate (with the concurrence of the Agent) or the Base Rate for the Receivable Interests of Falcon and the LIBO Rate or the Base Rate for the Receivable Interests of the Investors. In the case of any Tranche Period with respect to which either the LIBO Rate or the Base Rate applies, the Seller shall by 9:00 a.m. (Chicago time), (i) at least three Business Days prior to the expiration of any then existing

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Tranche Period with respect to which the LIBO Rate is being requested as a new
Discount Rate and (ii) at least one Business Day prior to the expiration of any Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period. In the case of any Tranche Period with respect to which the CP Rate applies, unless the Agent shall otherwise direct, or the Seller shall otherwise request (i) at least three Business Days prior to the expiration of such Tranche Period with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one Business Day prior to the expiration of such Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate, a new Tranche Period with respect to which the CP Rate applies shall automatically commence at the expiration of such existing Tranche Period. Until the Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to Section 2.1 shall be the Base Rate.

      (b) If any Purchaser notifies the Agent that it has determined that funding all or any portion of any Receivable Interest at a LIBO Rate would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or
(ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require the Seller to select a new Discount Rate for any Receivable Interest accruing Discount at such LIBO Rate.

      Section 1.4 PERCENTAGE EVIDENCED BY RECEIVABLE INTERESTS. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter, until its Liquidation Day, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Liquidation Day. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately preceding its Liquidation Day shall remain constant at all times after such Liquidation Day.

      Section 1.5 DIVIDING OR COMBINING RECEIVABLE INTERESTS. The Seller or the Agent may, upon notice to and consent by the other received at least three Business Days prior to the end of a Tranche Period for any Receivable Interest, take any of the following actions with respect to such Receivable Interest: (i) divide the Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine the Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by such Purchaser, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, PROVIDED THAT, a Receivable Interest of Falcon may not be combined with a Receivable Interest of the Investors.

      Section 1.6 REINVESTMENT PURCHASES. At any time that any Collection or Collections are received by the Servicer after the initial purchase of a Receivable Interest hereunder and on or prior to the Liquidation Day of such Receivable Interest, the Seller hereby

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requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of each and every Collection received by the Servicer that is part of such Receivable Interest, such that after giving effect to such Reinvestment, the amount of the Capital of such Receivable Interest immediately after any such receipt and corresponding Reinvestment shall be equal to the amount of the Capital immediately prior to such receipt.

      Section 1.7 LIQUIDATION SETTLEMENT PROCEDURES. On the Liquidation Day of a Receivable Interest and on each day thereafter, the Servicer shall set aside and hold in trust for the holder of such Receivable Interest, the percentage evidenced by such Receivable Interest of Collections received on such day. On each Settlement Date after the occurrence of the Liquidation Day in respect of such Receivable Interest, the Servicer shall remit to the Agent's account the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 1.8 prior to such day, but not to exceed the sum of (i) the accrued Discount or Funding Charges for, and Servicing Fee allocable to, such Receivable Interest, (ii) the Capital of such Receivable Interest, and (iii) the aggregate of all other amounts then owed hereunder by Seller to the Purchasers. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds FIRST, to reimbursement of the Agent's costs of collection and enforcement of this Agreement, SECOND, if the Servicer is not the Seller or any Affiliate of the Seller, to enable the applicable Purchasers to pay their allocable portion of the accrued Servicing Fee, THIRD, in reduction of the Capital of the Receivable Interests, FOURTH, in payment of all accrued Discount and Funding Charges for the Receivable Interests, FIFTH, in payment of all other amounts payable to the Purchasers, and SIXTH, if the Seller or any Affiliate of the Seller is the Servicer, to enable the applicable Purchasers to pay their allocable portion of the accrued Servicing Fee. Collections allocated to the Receivable Interests of the Investors shall be shared ratably by the Investors in accordance with their Pro Rata Shares. Collections applied to the payment of fees, expenses, Discount, Funding Charges and all other amounts payable by the Seller to the Agent and the Purchasers hereunder shall be allocated ratably among the Agent and the Purchasers in accordance with such amounts owing to each of them. Following the date on which the Aggregate Unpaids are reduced to zero, the Servicer shall pay to Seller any remaining Collections set aside and held by the Servicer pursuant to this Section 1.7.

      Section 1.8 DEEMED COLLECTIONS. If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Seller, the applicable Originator, the Transferor or the Servicer, (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) canceled or amended and re-billed (not including corrections to bills occurring on the same day of the original invoice), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation; PROVIDED that in the case of a Receivable that is canceled or amended and re-billed, if the Seller's records show the connection between the original invoice and the re-billed invoice such that both invoices represent one and the same Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount equal to the difference between the amount due under such original invoice and the amount due under re-billed invoice. If on any day any of the

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representations or warranties in Article III are no longer true with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full. If the Seller receives any Collections or is deemed to receive Collections pursuant to this Section 1.8 or otherwise, the Seller shall immediately pay such Collections or deemed Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Agent.

      Section 1.9 DISCOUNT AND FUNDING CHARGES; PAYMENTS AND COMPUTATIONS, ETC.
(a) Funding Charges shall accrue for each Receivable Interest for which the CP Rate applies for each day occurring during the Tranche Period for such Receivable Interest. Each Receivable Interest for which the CP Rate applies shall be funded substantially with Pooled Commercial Paper and will accrue Funding Charges each day based on the Pooled Allocation; PROVIDED, however, that each Receivable Interest funded substantially with Specially Pooled Paper (in accordance with Section 1.9(b) hereof) will accrue Funding Charges each day based on the Specially Pooled Allocation. Discount shall accrue for each Receivable Interest for which either the LIBO Rate or Base Rate applies for each day occurring during the Tranche Period for such Receivable Interest. On each Settlement Date, the Seller shall pay to the Agent an amount equal to the accrued and unpaid Discount and Funding Charges for the immediately preceding Accrual Period in respect of all Receivable Interests at such time.

      (b) If the Seller shall request any Incremental Purchase with respect to which the applicable Discount Rate is the CP Rate during any Special Pooled Period, the Capital associated with any such Incremental Purchase shall be deemed to be funded by Falcon with Specially Pooled Paper, and shall be aggregated by Falcon with any other Specially Pooled Paper outstanding at the time of such Incremental Purchase for purposes of determining the Funding Charges applicable to such Incremental Purchase. Each such Incremental Purchase shall be deemed to be funded with Specially Pooled Paper until the end of the Special Pooled Period during which any such Incremental Purchase occurred.

      (c) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay to the Agent, for the account of the relevant Purchasers, such fees as set forth in the Fee Letter, all amounts payable as Discount, all amounts payable as Funding Charges, all amounts payable pursuant to Article VIII, if any, all Servicer costs, if any, payable pursuant to Section
6.2 and on demand therefor, any Early Collection Fee. If any Person fails to pay any amount when due hereunder, such Person agrees to pay, on demand, the Default Fee.

      (d) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at One First National Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to the Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Discount, Funding Charges and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in

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arrears. If any amount hereunder shall be payable on a day which is not a
Business Day, such amount shall be payable on the next succeeding Business Day.

      Section 1.10 SELLER INTEREST. The Seller shall ensure that the Receivable Interests of the Purchasers shall at no time exceed in the aggregate 100%. If on the Liquidation Day of a Receivable Interest, the aggregate of the Receivable Interests of the Purchasers exceeds 100%, the Seller shall immediately pay to the Agent an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate of the Receivable Interest equals or is less than 100%. Such amount shall be applied to the reduction of the Capital of the Receivable Interests ratably in accordance with the percentages of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares. The Seller hereby grants to the Agent for the ratable benefit of the Purchasers a security interest in all of its interest in the Receivables, Related Security, Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including its indemnity obligations under
Article VIII and all other obligations owed hereunder to the Purchasers.

                                   ARTICLE II
                               LIQUIDITY FACILITY

      Section 2.1 TRANSFER TO INVESTORS. Each Investor hereby agrees, subject to
Section 2.4, that immediately upon written notice from Falcon delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Falcon, without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of Falcon as specified by Falcon. Each Investor shall promptly pay to the Agent at an account designated by the Agent, for the benefit of Falcon, its Acquisition Amount. Unless an Investor has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Falcon in reliance upon such assumption. Falcon hereby sells and assigns to the Agent for the ratable benefit of the Investors, and the Agent hereby purchases and assumes from Falcon, effective upon the receipt by Falcon of the Falcon Transfer Price, the Receivable Interests of Falcon which are the subject of any transfer pursuant to this
Article II.

      Section 2.2 TRANSFER PRICE REDUCTION DISCOUNT. If the Adjusted Liquidity Price is included in the calculation of the Falcon Transfer Price for any Receivable Interest, each Investor agrees that the Agent shall pay to Falcon the Reduction Percentage of any Discount or Funding Charges received by the Agent with respect to such Receivable Interest.

      Section 2.3 PAYMENTS TO FALCON. In consideration for the reduction of the Falcon Transfer Prices by the Falcon Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Receivable Interests of the Investors equals the Falcon Residual, each Investor hereby agrees that the Agent shall not distribute to the Investors and shall immediately remit to Falcon any Discount, Funding Charges, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Receivable Interests of the Investors.

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      Section 2.4 LIMITATION ON COMMITMENT TO PURCHASE FROM FALCON.
Notwithstanding anything to the contrary in this Agreement, no Investor shall have any obligation to purchase any Receivable Interest from Falcon, pursuant to
Section 2.1 or otherwise, if:

            (i) Falcon shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon or taken any corporate action for the purpose of effectuating any of the foregoing; or

            (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Falcon by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon and such proceeding or petition shall have not been dismissed.

      Section 2.5 DEFAULTING INVESTORS. If one or more Investors defaults in its obligation to pay its Acquisition Amount pursuant to Section 2.1 (each such Investor shall be called a "Defaulting Investor" and the aggregate amount of such defaulted obligations being herein called the "Falcon Transfer Price Deficit"), then upon notice from the Agent, each Investor other than the Defaulting Investors (a "Non-Defaulting Investor") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the Falcon Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%. In addition, without prejudice to any other rights that Falcon may have under applicable law, each Defaulting Investor shall pay to Falcon forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the non-Defaulting Investors, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Investor's Acquisition Amount pursuant to Section 2.1 until the date the requisite amount is paid to Falcon in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2%.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 SELLER REPRESENTATIONS AND WARRANTIES. The Seller, individually and in its capacity as Servicer, hereby represents and warrants to the Purchasers that:

      (a) CORPORATE EXISTENCE AND POWER. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate

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power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which the nature of its business requires such authorization.

      (b) NO CONFLICT. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document, and the Seller's use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate
(i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document has been duly authorized, executed and delivered by the Seller.

      (c) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents.

      (d) BINDING EFFECT. The Transaction Documents constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

      (e) ACCURACY OF INFORMATION. All information heretofore furnished by the Seller, the Transferor, any Originator or the Servicer to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller, the Transferor, any Originator or the Servicer to the Agent or the Purchasers will be true and accurate in every material respect, and with respect to any information delivered pursuant to Section 5.1(a)(i) and (ii) will be, when taken as a whole, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained as of the date furnished therein not misleading, and with respect to any information delivered pursuant to Section 5.1(a)(i) and (ii), does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, when taken as a whole, not misleading.

      (f) USE OF PROCEEDS. No proceeds of any purchase hereunder will be used
(i) for a purpose which violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

      (g) TITLE TO RECEIVABLES PURCHASED FROM THE ORIGINATORS. Each Receivable transferred to the Seller has been (i) purchased by the Transferor from an Originator in accordance with the terms of the Originator Transfer Agreement, and the Transferor has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable and the Related Security and (ii) purchased by the Seller from the Transferor in accordance with the terms of the Transfer Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable and the Related Security. Each such Receivable has been transferred to the Transferor free and clear of any Adverse Claim, and in turn, transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable.

      (h) GOOD TITLE; PERFECTION. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.

      (i) PLACES OF BUSINESS. The principal places of business and chief executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on Exhibit II or such other locations notified to the Agent in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.

      (j) COLLECTION BANKS; ETC. Except as otherwise notified to the Agent in accordance with Section 5.2(b), (i) the Seller has instructed, or has caused each Originator and the Transferor to instruct, all Obligors to pay all Collections directly to a lock-box or a depository account listed on Exhibit III, (ii) all proceeds from such lock-boxes are deposited directly by a Collection Bank into a depository account listed on Exhibit III, (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on Exhibit III, and (iv) each Collection Account to which Collections are remitted is, or will be within 60 days of the date hereof, subject to a Collection Account Agreement that is in full force and effect. The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.

      (k) MATERIAL ADVERSE EFFECT. Since the date of the Seller's incorporation no event has occurred which would have a Material Adverse Effect.

      (l) NAMES. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than those listed on Exhibit II.

      (m) ACTIONS, SUITS. There are no actions, suits or proceedings pending or threatened against or affecting the Seller or any of its properties. There are no actions, suits or proceedings pending or to the Seller's knowledge, threatened, against or affecting, the Transferor or any Originator, or any of the respective properties of the Transferor or any Originator, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of the Receivables, (ii) materially adversely affect the financial condition of the Seller, the Transferor or any Originator or (iii) materially adversely affect the ability of the Seller, the Transferor or any Originator to perform its obligations under the Transaction Documents. The Seller is not in default with respect to any order of any court, arbitrator or governmental body. None of the Transferor or any Originator is in default with respect to any order of any court, arbitrator or governmental body which default would cause a Material Adverse Effect.

      (n) CREDIT AND COLLECTION POLICIES. With respect to each Receivable, each of the Seller, the Transferor, each Originator, and the Servicer has complied in all material respects with the Credit and Collection Policy.

      (o) PAYMENTS TO TRANSFEROR AND ORIGINATORS. With respect to each Receivable transferred to the Seller, the Seller has given reasonably equivalent value to the Transferor in consideration for such transfer of such Receivable and the Related Security with respect thereto under the Transfer Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by the Transferor to the Seller of any Receivable is or may be voidable under any section of the Bankruptcy Code. With respect to each Receivable transferred to the Transferor, the Transferor has given reasonably equivalent value to the applicable Originator in consideration for such transfer of such Receivable and the Related Security with respect thereto under the Originator Transfer Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator to the Transferor of any Receivable is or may be voidable under any section of the Bankruptcy Code.

      (p) OWNERSHIP OF THE SELLER. The Transferor owns one hundred percent (100%) of the issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Seller.

      (q) NOT AN INVESTMENT COMPANY. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

      (r) PURPOSE. The Seller has determined that, from a business viewpoint, the purchase of the Receivables and related interests thereto from the Transferor under the Transfer Agreement, and the sale of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interests of the Seller.

      (s) OTHER REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each Originator and the Transferor under each of the other Transaction Documents is true and correct in all material respects on and as of the date when made under such Transaction Document.

      (t) YEAR 2000 ISSUES. The Seller has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on such assessment and program, the Seller does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

      (u) MINIMUM RECEIVABLES BALANCE. The Net Receivables Balance is equal to or greater than the Minimum Receivables Balance.

Section 3.2 INVESTOR REPRESENTATIONS AND WARRANTIES. Each Investor hereby represents and warrants to the Agent and Falcon that:

      (a) EXISTENCE AND POWER. Such Investor is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

      (b) NO CONFLICT. The execution, delivery and performance by such Investor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Investor.

      (c) GOVERNMENTAL AUTHORIZATION. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Investor of this Agreement.

      (d) BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.


                                   ARTICLE IV
                             CONDITIONS OF PURCHASES

      Section 4.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase those documents listed on Schedule A hereto.

      Section 4.2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase of a Receivable Interest (other than pursuant to Section 2.1) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 6.5; (b) on the date of each such purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

         (i) the representations and warranties set forth in Article III are correct in all material respects on and as of the date of such purchase or Reinvestment as though made on and as of such date;

        (ii) no event has occurred, or would result from such purchase or Reinvestment, that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Servicer Default; and

       (iii) the Liquidity Termination Date shall not have occurred, the aggregate Capital of all Receivable Interests does not exceed the Purchase Limit and the aggregate Receivable Interests do not exceed 100%;

and (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE V
                                    COVENANTS

      Section 5.1 AFFIRMATIVE COVENANTS OF SELLER. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller, individually and in its capacity as Servicer, hereby covenants that:

      (a) FINANCIAL REPORTING. The Seller will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Agent:

            (i) ANNUAL REPORTINg. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified in a manner acceptable to the Agent by the senior financial officer of the Seller or such other Person as may be acceptable to the Agent.

            (ii) COMPLIANCE CERTIFICATE; QUARTERLY REPORTING. Within 90 days after the close of each of its fiscal years and within 45 days after the close of each of the first three quarterly periods of each fiscal year, a compliance certificate in substantially the form of Exhibit IV, together with financial statements for such quarterly periods, signed by the senior financial officer of the Seller or such other Person as may be acceptable to the Agent.

            (iii) NOTICES UNDER TRANSACTION DOCUMENTS. Forthwith upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or any Purchaser, copies of the same.

            (iv) CHANGE IN CREDIT AND COLLECTION POLICY. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

            (v) OTHER INFORMATION. Such other information (including non-financial information) as the Agent or any Purchaser may from time to time reasonably request.

      (b) NOTICES. The Seller will notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

            (i) SERVICER DEFAULTS OR POTENTIAL SERVICER DEFAULTS. The occurrence of each Servicer Default or each Potential Servicer Default, by a statement of the treasurer, the corporate comptroller or senior financial officer of the Seller.

            (ii) JUDGMENT. The entry of any judgment or decree against the Seller.

            (iii) LITIGATION. The institution of any litigation, arbitration proceeding or governmental proceeding against the Seller or which the Seller becomes a party.

      (c) COMPLIANCE WITH LAWS. The Seller will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject for which a failure to comply would have a Material Adverse Effect.

      (d) AUDITS. The Seller will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall cause the Transferor and each Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller, the Transferor, or any Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller, the Transferor or any Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's, the Transferor's or any Originator's financial condition or the Receivables and the Related Security or the Seller's performance hereunder, or the Transferor's or any Originator's performance under any of the other Transaction Documents, or the Seller's, the Transferor's or any Originator's performance under the Contracts with any of the officers or employees of the Seller, the Transferor or any Originator having knowledge of such matters.

      (e)  KEEPING AND MARKING OF RECORDS AND BOOKS.

            (i) The Seller will, and will cause the Transferor and each Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will cause the Transferor and each Originator to, give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (ii) The Seller will, and will cause the Transferor and each Originator to, (a) on or prior to the date hereof, if possible, or as soon as practicable thereafter, mark its master data processing records relating to the Receivable Interests with a legend, acceptable to the Agent, describing the Receivable Interests, (b) upon the request of the Agent take such other action reasonably requested by the Agent to make evident the Purchasers' interests in the Receivables and (c) after the occurrence of a Servicer Default, upon the request of the Agent, deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

      (f) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, and will cause the Transferor and each Originator to, timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Seller will, and will cause the Transferor and each Originator to, pay when due any taxes payable in connection with the Receivables.

      (g) PURCHASE OF RECEIVABLES FROM THE TRANSFEROR. With respect to each Receivable purchased under the Transfer Agreement, the Seller shall (or shall cause the Transferor to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other actions to perfect, protect or more fully evidence the interest of the Seller as the Agent may reasonable request.

      (h) RECEIVABLE INTEREST. The Seller shall take all necessary actions to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agent and the Purchasers, including, without limitation, taking such actions to perfect, protect or more fully evidence the interest of the Agent and the Purchasers hereunder as the Agent may reasonably request.

      (i) PAYMENT TO THE TRANSFEROR AND ORIGINATORS. With respect to any Receivable purchased by the Seller from the Transferor, such sale shall be effected under, and in strict compliance with the terms of, the Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Transferor in respect of the purchase price for such Receivable. With respect to any Receivable purchased by the Transferor from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Originator Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

      (j) PERFORMANCE AND ENFORCEMENT OF THE TRANSFER AGREEMENT. The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Transfer Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Agents, as assignees of the Seller) under the Transfer Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreement.

      (k) PURCHASERS' RELIANCE. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Transferor and any Affiliates thereof and not just a division of the Transferor. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

            (i) conduct its own business in its own name and require that all full-time employees of the Seller identify themselves as such and not as employees of the Transferor (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

            (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of the Transferor, allocate the compensation of such employee, consultant or agent between the Seller and the Transferor on a basis which reflects the services rendered to the Seller and the Transferor;

            (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of the Transferor, the Seller shall lease such office at a fair market rent;

            (iv) have a separate telephone number and separate stationary, invoices and checks in its own name;

            (v) conduct all transactions with the Transferor (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and the Transferor on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

            (vi) at all times have at least one member of its Board of Directors (an "Independent Director") who is not (A) a director, officer or employee of the Transferor or an Affiliate thereof, (B) a Person related to any officer or director of the Transferor, (C) a holder (directly or indirectly) of any securities of the Transferor, or (D) a Person related to a holder (directly or indirectly) of any voting securities of the Transferor; and promptly reimburse the Transferor in respect of any losses or expenses which are claimed by such Independent Director in his or her capacity as Independent Director and which are paid by the Transferor;

            (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Seller or (C) the initiation or participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

            (viii) maintain the Seller's books and records separate from those of the Transferor and otherwise readily identifiable as its own assets rather than assets of the Transferor;

            (ix) prepare its financial statements separately from those of the Transferor and insure that any consolidated financial statements of the Transferor or any Affiliate thereof that include Seller have detailed notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

            (x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Transferor and not maintain bank accounts or other depository accounts to which the Transferor is an account party, into which the Transferor makes deposits or from which the Transferor has the power to make withdrawals;

            (xi) not permit the Transferor to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of this Section 5.1(k));

            (xii) not permit the Seller to be named as an insured on the insurance policy covering the property of the Transferor or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller; and

            (xiii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Bracewell & Patterson as counsel for the Seller, in connection with the closing or initial purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

      (l) COLLECTIONS. The Seller or the Servicer shall instruct, or cause the Transferor and each Originator to instruct, all Obligors to pay all Collections directly to a lock-box or depository account listed on Exhibit III or maintained in compliance with Section 5.2(b). In the case of payments remitted to any such lock-box, the Seller or the Servicer shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a depositary account listed on Exhibit III or maintained in compliance with Section 5.2(b). Within 60 days of the date hereof, the Seller shall cause each lock-box and Collection Account to be subject to a Collection Account Agreement that is in full force and effect. The Seller shall, subject to the terms of a Collection Account Agreement and the terms of this Agreement, maintain exclusive dominion and control to each such lock-box, concentration account and depositary account; neither the Transferor nor the applicable Originator shall have any interest in, or any dominion or control over, any such lock-box, concentration account or depositary account. In the case of any Collections received by the Seller, the Transferor or any Originator, the Seller shall remit (or shall cause the Transferor or such Originator to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall cause the Transferor or such Originator to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Agent. The Seller shall not (and shall cause the Transferor and each Originator to not) deposit or otherwise credit to any Collection Account any check or payment item other than Collections and payments on the Receivables and Related Security. The Agent may at any time request that the Seller, and the Seller thereupon promptly shall, direct all Obligors on Receivables to remit all payments thereon to a new depository account specified by the Agent.

      (m) The Seller shall at all times maintain net worth of not less than three percent (3%) of the aggregate Capital at such time.

      (n) The Seller will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect. Upon the Agent's request, the Seller will provide to the Agent a description of its Year 2000 program, including updates and progress reports. The Seller will advise the Agent of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

      (o) The Seller shall notify the Agent within 35 days following any decline in or withdrawal of the long-term debt rating of the Transferor.

      Section 5.2. NEGATIVE COVENANTS OF SELLER. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller, individually and in its capacity as Servicer, hereby covenants that:

      (a) NAME CHANGE, OFFICES, RECORDS AND BOOKS OF ACCOUNTS. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least 45 days prior notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

      (b) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not add or terminate any bank as a Collection Bank from those listed in Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Collection Account or Collection Bank, unless the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition, termination or change, (ii) with respect to the addition of a Collection Account or a Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto and (iii) with respect to any terminated Collection Bank, evidence of such termination and evidence that such terminated Collection Bank has been instructed to forward any payments received by it to an account which is governed by an executed Collection Account Agreement; PROVIDED, HOWEVER, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that is subject to a Collection Account Agreement then in effect.

      (c) MODIFICATIONS TO CONTRACTS AND CREDIT AND COLLECTION POLICY The Seller will not, and will not permit the Transferor or any Originator to, make any change to the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 6.2(c), the Seller will not (and will not permit the Servicer, the Transferor or any Originator to) extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

      (d) SALES, LIENS, ETC. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller.

      (e) NATURE OF BUSINESS; OTHER AGREEMENTS; OTHER INDEBTEDNESS. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Transfer Agreement. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of obligations, as expressly contemplated in the Transfer Agreement, to make payment to the Transferor thereunder for the purchase of Receivables from the Transferor under such Transfer Agreement, and (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 5.1(k) of this Agreement. In the event the Seller shall at any time borrow a "Revolving Loan" under the Transfer Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agent under this Agreement, on such terms as shall be satisfactory to the Agent.

      (f) AMENDMENTS TO THE TRANSFER AGREEMENT. The Seller shall not, without the prior written consent of the Agent, (i) cancel or terminate the Transfer Agreement, (ii) give any consent, waiver, directive or approval under the Transfer Agreement, (iii) waive any default, action, omission or breach under the Transfer Agreement, or otherwise grant any indulgence thereunder, (iv) terminate any Sub-Servicer under the Transfer Agreement, or (v) amend, supplement or otherwise modify any of the terms of the Transfer Agreement.

      (g) AMENDMENTS TO CORPORATE DOCUMENTS. The Seller shall not amend its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.

      (h) MERGER. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person.

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

      Section 6.1 DESIGNATION OF SERVICER. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 6.1. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time in its sole discretion terminate the Seller as Servicer on notice given by the Agent to the Seller and may designate as Servicer any Person to succeed the Seller or any successor Servicer.

      (b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Agent that it has delegated, to the Transferor as subservicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder. The Seller hereby further advises the

Purchasers and the Agent that the Transferor has delegated, to the Originators as subservicers of the Transferor, its duties and responsibilities as subservicer. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and
(ii) the Agent and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder, and the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Servicer and its respective delegates and subservicers in respect thereof to be accomplished. The Seller, at all times that it is the Servicer, shall be responsible for providing its delegates and subservicers with any notice given under this Agreement. The Agent may at any time in its sole discretion direct the Seller to replace any of its delegates or subservicers on notice given by the Agent to the Seller and may designate as subservicer any Person to succeed such subservicer or any successor subservicer.

      (c) Without the prior written consent of the Required Investors, (i) the Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the Transferor, and then such delegation shall be limited to the activities of Servicer hereunder, (ii) the Transferor shall not be permitted to delegate any of its duties or responsibilities of the Servicer delegated to it by the Seller to any Person other than the Originators and (ii) the Originators shall not be permitted to further delegate to any other Person any of its duties or responsibilities of the Servicer delegated to it by the Transferor. If the Agent shall designate as Servicer any Person other than the Seller in accordance with this Section 6.1, all duties and responsibilities theretofore delegated by the Seller to the Transferor and by the Transferor to any Originator may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Seller.

      Section 6.2 DUTIES OF SERVICER. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

      (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article I. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Section 1.7. The Servicer shall upon the request of the Agent after the occurrence of a Liquidation Day, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Section 1.7. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

      (c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

      (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective Receivable Interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event the Seller is not the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables not otherwise covered by the Servicing Fee, and (ii) any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 1.7.

      (e) Any payment by an Obligor in respect of any indebtedness owed by it to the applicable Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

      Section 6.3 COLLECTION NOTICES. The Agent is authorized at any time to date and to deliver to the Collection Banks a Collection Notice under any Collection Account Agreement. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers any such Collection Notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Account Agreement shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse the Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

      Section 6.4 RESPONSIBILITIES OF THE SELLER. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither the Agent nor any of the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

      Section 6.5 REPORTS. On each Reporting Date and at such other times as the Agent shall request, the Servicer shall prepare and forward to the Agent a Monthly Report.

      Section 6.6 SERVICER FEE. In consideration of the Servicer's agreement to perform the duties and obligations of the Servicer hereunder, the parties hereto severally agree to pay to the Servicer on each Settlement Date a fee (the "Servicing Fee") in an amount equal to (i) 2.0% per annum MULTIPLIED by (ii) the average daily Outstanding Balance of the Receivables during the calendar month then most recently ended. The payment obligation in respect of the Servicing Fee shall be allocated among the parties hereto ratably in accordance with their respective interests from time to time in the Receivables. During the period that the Seller or any of its Affiliates is the Servicer hereunder, unless a Servicer Default shall have occurred and then be continuing, the Seller shall be permitted to retain an amount from the Collections on each Settlement Date equal to the Servicing Fee accrued and payable to such date.

                                  ARTICLE VII
                                SERVICER DEFAULTS

      Section 7.1 SERVICER DEFAULT. The occurrence of any one or more of the following events shall constitute a Servicer Default:

      (a) The Seller, the Transferor or the Servicer shall fail (i) to make any payment or deposit required hereunder, (ii) to perform or observe any term, covenant or agreement under SECTIONS 5.1 (A), (B)(II), (B)(III), (C), (E), (F) or (N) and such failure shall remain unremedied for five Business Days, or (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clauses (i) or (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days.

      (b) Any representation, warranty, certification or statement made by the Seller in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect when made or deemed made.

      (c) (i) Failure of the Seller to pay any Indebtedness when due; or the default by the Seller in the performance of any term, provision or condition contained in any agreement under which any Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof or (ii) failure of the Transferor, any Originator or, if the Servicer is not the Seller, the Servicer to pay any Indebtedness in excess of $10,000,000 when due; or the default by the Transferor, any Originator or, if the Servicer is not the Seller, the Servicer in the performance of any term, provision or condition contained in any agreement under which such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such

Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Transferor, any Originator or, if the Servicer is not the Seller, the Servicer shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

      (d) (i) The Seller, the Transferor, any Originator or the Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Transferor, any Originator or the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) the Seller, the Transferor, any Originator or the Servicer shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (d).

      (e)  As at the end of any calendar month,

            (i) the average of the Delinquency Ratios of the three most recently ended calendar months shall exceed 11.0%;

            (ii) the average of the Dilution Ratios of the three most recently ended calendar months shall exceed 1.5%; or

            (iii) the average of the Default Trigger Ratios of the three most recently ended calendar months shall exceed 4.25%.

      (f) The Transferor shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables under the Transfer Agreement, or any "Potential Termination Event" with respect to the covenant set forth in Section 4.1(c) of the Transfer Agreement or any "Termination Event" shall occur under the Transfer Agreement.

       (g) One or more Originators shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables under the Originator Transfer Agreement, or any "Potential Termination Event" with respect to the covenant set forth in Section 4.1(c) of the Originator Transfer Agreement, or any "Termination Event" shall occur under the Originator Transfer Agreement with respect to any Originator.

      (h) The aggregate Receivable Interests hereunder shall at any time exceed 100% and such condition shall continue to exist for one Business Day.

      (i)  A Change of Control shall occur.

      (j) Any Termination Event (as defined in the Transferor Credit Agreement as of the date hereof) occurs which is reasonably likely to subject the Seller, Transferor or any of the Transferor's Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

      (k) The Transferor shall fail to observe any of the financial covenants under Section 7.4 of the Transferor Credit Agreement as such financial covenants are set forth in the Transferor Credit Agreement as of November 1, 2000 (without giving effect to any further amendments, restatements, supplements or other modifications thereto).

      (l) The Seller shall fail to cause each lock-box and Collection Account to be subject to a Collection Account Agreement that is in full force and effect within 60 days of the date hereof. then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Investors by notice to the Seller declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; PROVIDED, HOWEVER, that upon the occurrence of a Servicer Default described in subsection (d) above or of an actual or deemed entry of an order for relief with respect to the Seller, the Transferor, any Originator or the Servicer, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller and the Servicer. Upon the occurrence of the Termination Date for any reason whatsoever, the Agent and the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of all applicable jurisdictions and all other applicable laws, which rights shall be cumulative. Promptly following the declaration of the Termination Date, the Agent shall notify the Seller of such declaration in writing and shall confirm therein that the Required Investors shall have requested or consented to such declaration (it being understood that no such notice is required in the case of a Servicer Default described in subsection (d) above or of an actual or deemed entry of an order for relief with respect to the Seller, the Transferor, any Originator or the Servicer). No action taken by the Agent or the Purchasers under this ARTICLE VII shall limit, modify or otherwise affect the obligations of any Investor to make any purchase requested by Falcon pursuant to SECTION 2.1 hereof.

      Section 7.2 ORIGINATOR LIQUIDATION EVENTS. If any of the following events shall occur:

      (a) the Collection Account at Comerica Bank in the name of Meier Metal Servicenters, Inc. and the Collection Account at First Union National Bank in the name of Interstate Steel Supply Company are not subject to effective Collection Account Agreements within 14 days of the date hereof;

      (b) a termination statement with respect to the UCC filing in the office of Montgomery County, Ohio naming Meier Metal Servicenters, Inc. as the debtor and Comerica Bank as the secured party is not filed within 7 days of the date hereof;

      (c) any Material Adverse Effect shall exist with respect to, or a material adverse change shall occur in the financial condition of, any single Originator; or

      (d) any Originator shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables under the Originator Transfer Agreement, or any "Potential Termination Event" with respect to the covenant set forth in

Section 4.1(c) of the Originator Transfer Agreement or any "Termination Event" shall occur under the Originator Transfer Agreement.

then, in any such event, all of the Receivables that shall have been originated by such affected Originator thereupon (or, in the case of Section 7.2 (c), upon notice thereof from the Agent to the Seller) shall cease to be Eligible Receivables and shall remain ineligible for so long as any of the conditions described above shall continue to exist and, if the Seller is unable to satisfy the conditions precedent set forth in Section 4.2 as a result of such event, purchases and Reinvestments shall cease until such date as the conditions precedent set forth in Section 4.2 are satisfied.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      Section 8.1 INDEMNITIES BY THE SELLER. Without limiting any other rights which the Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent and each Purchaser and their respective officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

            (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

            (ii) Indemnified Amounts to the extent the same includes losses in respect of Eligible Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

            (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended
      Characterization;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (i), (ii) and (iii) above, the Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

            (i) any representation or warranty made by the Seller, the Transferor, any Originator or, if the Servicer is the Seller or an Affiliate of the Seller, the Servicer (or any officers of the Seller, the Transferor, any Originator or, if the Servicer is the Seller or an Affiliate of the Seller, the Servicer) under or in connection with this Agreement, any other Transaction Document, any Monthly Report or any other information or report delivered by the Seller, the Transferor, any Originator or, if the Servicer is the Seller or an Affiliate of the Seller, the Servicer pursuant hereto, which shall have been false or incorrect when made or deemed made;

            (ii) the failure by the Seller, the Transferor, any Originator or, if the Servicer is the Seller or an Affiliate of the Seller, the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

            (iii) any failure of the Seller, the Transferor, any Originator or, if the Servicer is the Seller or an Affiliate of the Seller, the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement, any Contract relating to the Receivables, or any other Transaction Document;

            (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract or any Receivable;

            (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            (vi) the commingling of Collections of Receivables at any time with other funds;

            (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller, the Transferor or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

            (ix)  any Servicer Default described in Section 7.1(d);

            (x) the failure to vest and maintain vested in the Agent and the Purchasers, or to transfer to the Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership (to the extent of the Receivable Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

            (xi) any failure to vest and maintain vested in the Seller (except to the extent further transferred hereunder) legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections from the Transferor, free and clear of any Adverse Claim; or any failure of the Seller to give reasonably equivalent value to the Transferor under the Transfer Agreement in consideration of the transfer by the Transferor of any Receivable; or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

            (xii) any failure to vest and maintain vested in the Transferor
                  (except to the extent further transferred to the Seller under the Transfer Agreement) legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections from each applicable Originator, free and clear of any Adverse Claim; or any failure of the Transferor to give reasonably equivalent value to each applicable Originator under the Originator Transfer Agreement in consideration of the transfer by such Originator of any Receivable; or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

            (xiii) the Year 2000 Issue; or

            (xiv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable.

      Section 8.2 INCREASED COST AND REDUCED RETURN. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

      Section 8.3 OTHER COSTS AND EXPENSES. The Seller shall pay to the Agent and Falcon on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other Transaction Documents, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Falcon's or the Agent's auditors auditing the books, records and procedures of the Seller, the Transferor and/or the Originators, reasonable fees and out-of-pocket expenses of legal counsel for Falcon and the Agent (which such counsel may be employees of Falcon or the Agent) with respect thereto and with respect to advising Falcon and the Agent as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Default. The Seller shall reimburse Falcon on demand for all other costs and expenses incurred by Falcon or any shareholder of Falcon ("Other Costs"), including, without limitation, the cost of auditing Falcon's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, any and all applicable issuing and paying agent fees and commissions of placement agents and commercial paper dealers in respect of such Commercial Paper, and the reasonable fees and out-of-pocket expenses of counsel for Falcon or any counsel for any shareholder of Falcon with respect to advising Falcon or such shareholder as to matters relating to Falcon's operations.

      Section 8.4 ALLOCATIONS. Falcon shall allocate the liability for Other Costs among the Seller and other Persons with whom Falcon has entered into agreements to purchase interests in receivables ("Other Sellers"). If any Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article VIII shall be made by Falcon in its sole discretion and shall be binding on the Seller and the Servicer.

                                   ARTICLE IX
                                    THE AGENT

      Section 9.1 AUTHORIZATION AND ACTION. (a) Each Purchaser hereby designates and appoints First Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers contemplated hereunder, on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

            (b) Without limiting the generality of the foregoing, the Agent is authorized (but not required) to act on behalf of the Purchasers in connection with providing such instructions, approvals, waivers or consents as may from time to time be required hereunder or under the Transfer Agreement to permit or authorize or direct the Seller to take or refrain from taking any action under the Transfer Agreement; PROVIDED that the Agent may at any time, in its sole discretion, elect to refrain from providing any such instructions, approvals, waivers or consents until such time as it shall have received the consent thereto of the Required Investors.

      Section 9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      Section 9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Agent shall not be deemed to have knowledge of any Servicer Default or Potential Servicer Default unless the Agent has received notice from the Seller or a Purchaser.

      Section 9.4 RELIANCE BY AGENT. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Falcon or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, PROVIDED that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Falcon or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

      Section 9.5 NON-RELIANCE ON AGENT AND OTHER PURCHASERS. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

      Section 9.6 REIMBURSEMENT AND INDEMNIFICATION. The Investors agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

      Section 9.7 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Agent in its individual capacity.

      Section 9.8 SUCCESSOR AGENT. The Agent may, upon five days' notice to the Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Investors during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Investors during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE X
                           ASSIGNMENTS; PARTICIPATIONS

      Section 10.1 ASSIGNMENTS. (a) The Seller and each Investor hereby agree and consent to the complete or partial assignment by Falcon of all of its rights under, interest in, title to and obligations under this Agreement to the Investors pursuant to Section 2.1 or to any other Person, and upon such assignment, Falcon shall be released from its obligations so assigned. Further, the Seller and each Investor hereby agree that any assignee of Falcon of this Agreement or all or any of the Receivable Interests of Falcon shall have all of the rights and benefits under this Agreement as if the term "Falcon" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Falcon hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

      (b) Any Investor may at any time and from time to time assign to one or more Persons ("Purchasing Investors") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the Agent (the "Assignment Agreement",) executed by such Purchasing Investor and such selling Investor. The consent of Falcon shall be required prior to the effectiveness of any such assignment. Each assignee of an Investor must have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's and must agree to deliver to the Agent, promptly following any request therefor by the Agent or Falcon, an enforceability opinion in form and substance satisfactory to the Agent and Falcon. Upon delivery of the executed Assignment Agreement to the Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agent shall be required.

      (c) Each of the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (an "Affected Investor"), such Affected Investor shall be obliged, at the request of Falcon or the Agent, to assign all of its rights and obligations hereunder to
(x) another Investor or (y) another financial institution nominated by the Agent and acceptable to Falcon, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

      Section 10.2 PARTICIPATIONS. Any Investor may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay Falcon its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, Falcon and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).

                                   ARTICLE XI
                                  MISCELLANEOUS

      Section 11.1 WAIVERS AND AMENDMENTS. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

      (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 11.1(b). Falcon, the Seller and the Agent, at the direction of the Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

            (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount or Funding Charges (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, or (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

            (ii) without the consent of the Investors with aggregate Commitments equal to at least 85% of the Purchase Limit, change the definition of "Dilution Reserve Percentage," "Discount/Servicing Reserve Percentage," "Eligible Receivable," or "Loss Reserve Percentage"; or

            (iii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors and Falcon may enter into amendments to modify any of the terms or provisions of Article II, Article IX, Article X,
Section 11.13 or any other provision of this Agreement, provided that such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Agent.

      Section 11.2 NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. The Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

      Section 11.3 RATABLE PAYMENTS. If any Purchaser, whether by setoff or otherwise, has a payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.2 or 8.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      Section 11.4 PROTECTION OF OWNERSHIP INTERESTS OF THE PURCHASERS. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

      (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller and the Servicer each irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

      Section 11.5 CONFIDENTIALITY. (a) The Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other Transaction Documents and the other confidential proprietary information with respect to the

Agent and Falcon and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that the Seller and its officers and employees may disclose such information to the Seller's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

      (b) Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Investors or Falcon by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

      Section 11.6 BANKRUPTCY PETITION. The Seller, the Agent and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

      Section 11.7 LIMITATION OF LIABILITY. Except with respect to any claim arising out of the willful misconduct or gross negligence of Falcon, the Agent or any Investor, no claim may be made by the Seller, the Servicer or any other Person against Falcon, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 11.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

      Section 11.9 CONSENT TO JURISDICTION. THE SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT AND THE SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY

SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      Section 11.10 WAIVER OF JURY TRIAL. THE AGENT, THE SELLER AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

      Section 11.11 INTEGRATION; SURVIVAL OF TERMS. (a) This Agreement, the Collection Account Agreements and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

      (b) The provisions of Article VIII and Section 11.6 shall survive any termination of this Agreement.

      Section 11.12 COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 11.13 FIRST CHICAGO ROLES. Each of the Investors acknowledges that First Chicago acts, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Falcon (collectively, the "First Chicago Roles"). Without limiting the generality of this Section 11.13, each Investor hereby acknowledges and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, the giving of notice to the Agent of a mandatory purchase pursuant to Section 2.1.

      Section 11.14 CHARACTERIZATION. If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the payment of the Aggregate Unpaids, including the indemnity obligations of the Seller under ARTICLE VIII, the payment and reimbursement by the Seller to the Purchasers of all Capital hereunder, and the payment of all other obligations owed hereunder to the Agent and the Purchasers. After a Servicer Default, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

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
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              METALS RECEIVABLES CORPORATION

                              By: /s/ TERRY FREEMAN
                              Name:   Terry L. Freeman
                              Title:  Vice President





                              FALCON ASSET SECURITIZATION
                              CORPORATION

                              By: ________________________________
                                    Authorized Signatory
                                    c/o The First National Bank
                                    of Chicago, as Agent
                                    Suite 0596, 21st Floor
                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Fax:  (312) 732-4487

      INVESTORS:

      COMMITMENT
      $100,000,000                  THE FIRST NATIONAL BANK OF CHICAGO, as an
                                    Investor and as Agent

                                    By:______________________________

                                    Title:___________________________
                                    The First National Bank of Chicago
                                    Suite 0596, 21st Floor
                                    One First National Plaza
                                    Chicago, Illinois  60670
                                    Fax:  (312) 732-4487




      $100,000,000                  TOTAL COMMITMENT

                                    EXHIBIT I

                                   DEFINITIONS



      As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ACCRUAL PERIOD" means the period from (and including) the first day of each calendar month to (and including) the last day of such calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month during which the date of such initial purchase occurs.

      "ACQUISITION AMOUNT" means, on the date of any purchase from Falcon of Receivable Interests pursuant to Section 2.1, (i) with respect to each Investor other than First Chicago, the lesser of (a) such Investor's Pro Rata Share of the Falcon Transfer Price and (b) such Investor's unused Commitment and (ii) with respect to First Chicago, the difference between (a) the Falcon Transfer Price and (b) the aggregate amount payable by all other Investors on such date pursuant to clause (i) above.

      "ADJUSTED LIQUIDITY PRICE" means, in determining the Falcon Transfer Price for any Receivable Interest, an amount, as of any date of determination, equal to:


            |        |              |  |
            |        |     NDR      |  |
        RI  |  DC +  | ------------ |  |
            |        | 1+(.50 x LR) |  |
            |        |              |  |

      where:

            RI    = the undivided percentage interest evidenced by such
                    Receivable Interest.

            DC    = the unpaid Deemed Collections.

            NDR   = the Outstanding Balance of all non-Defaulted Receivables.

            LR    = the Loss Reserve Percentage.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

      "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

      "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "AGENT" means First Chicago in its capacity as agent for the Purchasers pursuant to Article IX, and not in its individual capacity as an Investor, and any successor Agent appointed pursuant to Article IX.

      "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all accrued and unpaid Discount, accrued and unpaid Funding Charges, accrued and unpaid Servicing Fee, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agent and the Purchasers at such time.

      "AGREEMENT" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

      "ALLOCATED COMMERCIAL PAPER" means Commercial Paper notes issued by Falcon for a tenor and in an amount specially requested by any Person in connection with a Receivable Purchase Facility then being made available by Falcon (or by any agent on behalf of Falcon).

      "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. ss.ss.101 et seq., as amended.

      "BASE RATE" means, (i) prior to the occurrence of a Servicer Default, a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes, and (ii) at all times after the occurrence of a Servicer Default, such rate plus 2% per annum.

      "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

      "BUSINESS LINE" means an operating unit, reporting entity, area of business, division, subdivision, department, line of business, product line or other similar component part which is considered part of an Originator.

      "CAPITAL" of any Receivable Interest means, at any time, the Purchase Price of such Receivable Interest, minus the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital; PROVIDED that such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

      "CHANGE OF CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Servicer or the Transferor; or (ii) the Transferor shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Seller or any Originator on a fully diluted basis.

      "CHARGED-OFF RECEIVABLE" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(d) (as if references to the Seller therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible, or (iv) which has been identified by the Seller as uncollectible.

      "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

      "COLLECTION ACCOUNT AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of Exhibit V hereto.

      "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

      "COLLECTION NOTICE" means a notice, in substantially the form of the Collection Notice contained in Annex A to Exhibit V hereto, from the Agent to a Collection Bank.

      "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and all amounts payable to the Purchasers by the Seller pursuant to
Section 1.8.

      "COMMERCIAL PAPER" means promissory notes of Falcon issued by Falcon in the commercial paper market.

      "COMMITMENT" means, for each Investor, the commitment of such Investor to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and (ii) Falcon, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

      "CONCENTRATION LIMIT" means, at any time, for any Obligor, 3.67% multiplied by the aggregate Outstanding Balance of all Eligible Receivables at such time, or such greater amount for such Obligor designated by the Agent at any time on not less than three Business Days prior written notice to the Seller; PROVIDED, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor.

      "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person of the types listed in clauses (i), (ii), (iii), (iv), (v) and (vi) of the definition of Indebtedness, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person in respect of obligations of the types listed in clauses (i), (ii), (iii), (iv), (v) and (vi) of the definition of Indebtedness, against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

      "CONTRACT" means, with respect to any Receivable, any and all instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable, including, without limitation, the applicable quotation to provide services, Obligor acknowledgments and acceptances and related purchase orders.

      "CP RATE" means, in respect of any Accrual Period, the rate per annum which reflects all Funding Charges accruing during such Accrual Period.

      "CREDIT AND COLLECTION POLICY" means the Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VI hereto, as modified from time to time in accordance with this Agreement.

      "DEEMED COLLECTIONS" means the aggregate of all amounts owing to Falcon pursuant to Sections 1.8 and 8.1.

      "DEFAULT FEE" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letter, an amount equal to interest on any such amount at a rate per annum equal to 2% above the Base Rate, PROVIDED, HOWEVER, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

      "DEFAULT RATIO" means, as of the last day of any month, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables (other than Nonconsolidated Receivables) that are Defaulted Receivables during such month, PLUS the aggregate Outstanding Balance of all Receivables (other than Defaulted Receivables and other than Nonconsolidated Receivables) that became Charged-off Receivables during such month, DIVIDED by (ii) the Originator Sales during the month ending three months prior to such date.

      "DEFAULT TRIGGER RATIO" means, as of the last day of any month, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables (other than Nonconsolidated Receivables) that are Defaulted Receivables as of the last day of any month, PLUS the aggregate Outstanding Balance of all Receivables (other than Defaulted Receivables and other than Nonconsolidated Receivables) that became Charged-Off Receivables during such month, DIVIDED by
(ii) the aggregate Outstanding Balance of all Receivables (other than Nonconsolidated Receivables) as of the last day of such month.

      "DEFAULTED RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such payment.

      "DELINQUENCY RATIO" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables (other than Nonconsolidated Receivables) that were Delinquent Receivables at such time, DIVIDED by (ii) the aggregate Outstanding Balance of all Receivables (other than Nonconsolidated Receivables) at such time.

      "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original invoice date.

      "DESIGNATED BUSINESS LINE" means i) each Business Line that was considered part of an Originator as of December 31, 1998 and ii) each Business Line that is made a "Designated Business Line" as provided hereinafter. Any Business Line that is considered part of an Originator (and that is not already a Designated Business Line) will be made a "Designated Business Line" (and will remain a Designated Business Line from that time forward) at any time PROVIDED that either i) such Business Line was developed by an Originator independently of any merger with or acquisition of another entity or ii) if, and only if, clause (i) of this sentence does not apply, the Record Balance at such time shall be greater than or equal to the SUM of a) the aggregate Outstanding Balance of all Receivables created in connection with the operation of such Business Line (that is not already a Designated Business Line) at such time (such amount the "DESIGNATED OUTSTANDING BALANCE") AND b) the Used Record Balance at such time. At any instant in time, only one Business Line shall be considered for purposes of the second sentence of this definition. If, at any given time, more than one Business Line is under consideration for purposes of the second sentence of this definition, then the Business Line with the lowest Designated Outstanding Balance shall be considered before any other Business Line. Each Business Line that is under consideration for purposes of the second sentence of this definition shall be made a "Designated Business Line" (and shall remain a Designated Business Line from that time forward) on the first day that such Business Line fulfills the requirements to be made a "Designated Business Line". Notwithstanding the foregoing provisions, each of the Designated Entities shall immediately be considered a "Designated Business Line" for all purposes hereunder.

      "DESIGNATED ENTITIES" means

            (i) effective as of October 1, 2000, each of the following entities:

                  a.    Industrial Metals, Inc.
                  b.    Independent Metals, L.L.C.
                  c.    Steel Service Systems, Inc.
                  d.    Federal Bronze Alloys, Inc.
                  e.    Southern Alloy of America, Inc.
                  f.    Professional Metals, Inc.
                  g.    Sierra Pacific, L.P.
                  h.    Sierra Pacific Steel, Inc.
                  i.    Faitoute Steel Company
                  j.    Five Star Metals Company
                  k.    Steel Manufacturing and Warehouse, Inc.
                  l.    Steel Manufacturing, L.L.C.
                  m.    The Levinson Steel Company, LP;

            (ii) effective as of October 23, 2000, each of the following entities:

                  a.    Concord Metals
                  b.    Krohn Steel Servicenters, Inc.
                  c.    GSBC, Inc.
                  d.    MUI-TN, L.L.C.
                  e.    Wolf Brothers Acq. Corp.
                  f.    Wolf Brothers, L.L.C.; and

            (iii) each entity that ceases to be a Non-designated Entity pursuant to the definition of "Non-designated Entities".

      "DESIGNATED OBLIGOR" means an Obligor indicated by the Agent to the Seller in writing.

      "DESIGNATED OUTSTANDING BALANCE" for each Designated Business Line has the meaning given such term in the definition of "Designated Business Line".

      "DILUTION HORIZON RATIO" means, as of the last day of any month, a percentage equal to (i) the Originator Sales during the two most recently ended calendar months DIVIDED by (ii) the aggregate Outstanding Balance of all Receivables (other than Nonconsolidated Receivables) that are not Defaulted Receivables as of such date.

      "DILUTION RATIO" means, at any time, a percentage equal to (i) the aggregate amount of Dilutions (other than with respect to Receivables that are Nonconsolidated Receivables) which occurred during the month then most recently ended, DIVIDED by (ii) the Originator Sales during the month ending two months prior to such date.

      "DILUTION RESERVE PERCENTAGE" means as of the last day of any month, a percentage equal to the greater of (a) 3.0% and (b) the following:


                       [(2.5 x ED) + (DS - ED) x DS ] x DHR
                                                 --
                                                 ED

      where:

            ED       =  the Expected Dilution Ratio at such time

            DS       =  the Dilution Spike Ratio at such time

            DHR      =  the Dilution Horizon Ratio at such time

      "DILUTIONS" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount, adjustment, amendment or cancellation and rebill (not including corrections to bills occurring on the same day of the original invoice), or otherwise, other than (i) cash Collections on account of the Receivables (excluding those amounts payable pursuant to Section 1.8) and (ii) charge-offs; PROVIDED that in the case of a Receivable that is amended or canceled and re-billed, if the Seller's records show the connection between the original invoice and the re-billed invoice such that both invoices represent one and the same Receivable, the amount of "Dilution" with respect to such Receivable shall equal the difference between the amount due under such original invoice and the amount due under the re-billed invoice.

      "DILUTION SPIKE RATIO" means, as of any date, the highest Dilution Ratio in respect of any of the 12 immediately preceding months.

      "DISCOUNT" means, for each Receivable Interest for any Tranche Period in respect of which the LIBO Rate or the Base Rate applies:

                                         AC
                  DR    X     C     X  -------
                                         360

      where:

            DR     = the Discount Rate for such Receivable Interest for such
                     Tranche Period;

            C      = the Capital of such Receivable Interest during such Tranche
                     Period; and

            AD     = the actual number of days elapsed during such Tranche
                     Period;

PROVIDED, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Discount for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "DISCOUNT RATE" means the CP Rate, the LIBO Rate or the Base Rate, as applicable.

      "DISCOUNT/SERVICING RESERVE PERCENTAGE" means, on any date, an amount equal to 3.0%.

      "EARLY COLLECTION FEE" means, for any Receivable Interest which has its Capital reduced, or its Tranche Period terminated prior to the date on which it was originally scheduled to end, the excess, if any, of (i) the Discount or Funding Charges that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, over
(ii) the sum of (a) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the Discount or Funding Charges actually accrued during such period on such Capital for the new Receivable Interest, and (b) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

      "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

            (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; and (d) is not a government or a governmental subdivision or agency,

            (ii) the Obligor of which is not the Obligor of any Defaulted Receivable or any Charged-Off Receivable which in the aggregate constitute more than 20% of all Receivables of such Obligor,

            (iii) which is not a Defaulted Receivable or a Charged-Off
      Receivable,

            (iv) which by its terms is due and payable (a) within 60 days of the original billing date therefor and has not had its payment terms extended, and the Outstanding Balance of which, when added to the Outstanding Balance of all other Eligible Receivables which by their terms are due and payable within 60 days of the original billing date therefor, does not exceed 20% of the Net Receivables Balance or (b) within 30 days of the original billing date therefor and has not had its payment terms extended,

            (v) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of
      Section 3(c)(5) of the Investment Company Act of 1940, as amended,

            (vi) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

            (vii) which is denominated and payable only in United States dollars in the United States,

            (viii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense (except the potential discharge (as distinguished from avoidance) in bankruptcy of such Obligor),

            (ix) which arises under a Contract which (a) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (b) does not contain a confidentiality provision that purports to restrict the ability of the Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

            (x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

            (xi) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable,

            (xii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

            (xiii) all right, title and interest to and in which has been (i) validly transferred by the applicable Originator directly to the Transferor under and in accordance with the Originator Transfer Agreement, and the Transferor has good and marketable title thereto free and clear of any Adverse Claim and (ii) validly transferred by the Transferor directly to the Seller under and in accordance with the Transfer Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim,

            (xiv) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect,

            (xv) which satisfies all applicable requirements of the Credit and Collection Policy,

            (xvi) which was generated in the ordinary course of the applicable Originator's business,

            (xvii) which arises solely from the sale or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

            (xviii) which, if canceled or amended and re-billed, (a) the re-billed invoice for such Receivable is sufficiently connected to the original invoice in the records and systems of the Seller such that the original invoice and the re-billed invoice represent one and the same Receivable and (b) such Receivable is not a Delinquent Receivable or a Defaulted Receivable, as measured from the original invoice date prior to giving effect to such cancellation or amendment,

            (xix) as to which the Agent has not notified the Seller that the Agent has, in the reasonable business judgment of the Agent, determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not reasonably acceptable to the Agent,

            (xx) which arises out of a Designated Business Line, and

            (xxi) which is not a Nonconsolidated Receivable.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "EXPECTED DILUTION RATIO" means, as of any date, the average of the Dilution Ratios in respect of the 12 immediately preceding months.

      "FACILITY ACCOUNT" means the Seller's Account No. 515-6602 at First
Chicago.

      "FALCON RESIDUAL" means the sum of the Falcon Transfer Price Reductions.

      "FALCON TRANSFER PRICE" means, with respect to the assignment by Falcon of one or more Receivable Interests to the Agent for the benefit of the Investors pursuant to Section 2.1, the sum of (i) the lesser of (a) the Capital of each Receivable Interest and (b) the Adjusted Liquidity Price of each Receivable Interest and (ii) all accrued and unpaid Discount and Funding Charges for such Receivable Interests.

      "FALCON TRANSFER PRICE REDUCTION" means in connection with the assignment of a Receivable Interest by Falcon to the Agent for the benefit of the Investors, the positive difference between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

      "FEE LETTER" means that certain letter agreement dated as of the date hereof between the Seller and the Agent, as it may be amended or modified and in effect from time to time.

      "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

      "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

      "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Falcon.

      "FUNDING CHARGES" means (i) in respect of each Receivable Interest funded substantially with Pooled Commercial Paper, the Pooled Funding Charges, and (ii) in respect of each Receivable Interest funded substantially with Specially Pooled Paper, the Special Funding Charges.

      "FUNDING SOURCE" means (i) any Investor or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to Falcon.

      "INCREMENTAL PURCHASE" means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

      "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements and (vii) Contingent Obligations.

      "INTENDED CHARACTERIZATION" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

      "INVESTOR FEE" means, for each Investor, a fee agreed to in writing by the Agent or Falcon and such Investor.

      "INVESTORS" means the financial institutions listed on the signature pages of this Agreement under the heading "Investors" and their respective successors and assigns.

      "LIBO RATE" means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period PLUS (ii) 1.75% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

      "LIQUIDATION DAY" means, for any Receivable Interest, the earliest to occur of (i) the day on which the conditions precedent set forth in Section 4.2 are not satisfied, (ii) any Business Day so designated by the Seller or Falcon after the occurrence of the Termination Date and (iii) the Business Day immediately prior to the occurrence of a Servicer Default set forth in Section 7.1(d).

      "LIQUIDITY TERMINATION DATE" means October 31, 2001.

      "LOSS HORIZON RATIO" means a percentage, calculated as of the last day of any month, equal to (i) the Originator Sales during the three-month period ended on such date, DIVIDED by (ii) the aggregate Outstanding Balance of Receivables (other than Nonconsolidated Receivables) as of such date that are not Defaulted Receivables.

      "LOSS RATIO" means, as of any date, a percentage equal to the highest three-month rolling average Default Ratio as of the last day of any of the twelve months then most recently ended.

      "LOSS RESERVE PERCENTAGE" means, at any time, the greater of (i) 2.5 TIMES the Loss Ratio TIMES the Loss Horizon Ratio (in each case determined as of the last day of the month then most recently ended) and (ii) 11%.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition, business or operations of (A) the Seller or (B) the Transferor and its Subsidiaries taken as a whole, (ii) the ability, financial or otherwise, of the Seller, the Transferor or any Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

      "MINIMUM RECEIVABLES BALANCE" means, at any time, an amount equal to the aggregate Capital of the Receivable Interests DIVIDED BY (i) 1 MINUS (ii) the sum, expressed as a decimal, of the Loss Reserve Percentage, the Discount/Servicing Reserve Percentage and the Dilution Reserve Percentage.

      "MONTHLY REPORT" means a report, in substantially the form of Exhibit VII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 6.5.

      "MOODY'S" means Moody's Investors Service, Inc., and any successor thereto.

      "NET RECEIVABLES BALANCE" means, at any time, the aggregate Outstanding Balance of the Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

      "NONCONSOLIDATED RECEIVABLE" means a Receivable that was originated by any of the following entities: (a) Flagg Steel Company, (b) MUI Texas, Inc. or (c) Forest Manufacturing, Inc.; provided, however, that once any of such entities has been integrated and consolidated into the "StelPlan" accounting system, each Receivable originated by such entity shall no longer be considered a "Nonconsolidated Receivable".

      " NON-DESIGNATED ENTITIES" means each of the following entities: (a) Flagg Steel Company, (b) MUI Texas, Inc. and (c) Forest Manufacturing, Inc.; provided, however, that once any of such entities has been integrated and consolidated into the "StelPlan" accounting system, such entity shall cease to be a "Non-designated Entity" and shall thereafter be considered a "Designated Entity."

      "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

      "ORIGINATORS" means each of the Subsidiaries of the Transferor listed on
Exhibit IX.

      "ORIGINATOR SALES" means, in respect of any period, aggregate sales by the Originators that shall have given rise to Receivables (other than Nonconsolidated Receivables) in accordance with generally accepted accounting principles.

      "ORIGINATOR TRANSFER AGREEMENT" means that certain Originator Transfer Agreement of even date herewith among the Transferor, as buyer, and each Originator, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "OTHER COSTS" has the meaning assigned to that term in SECTION 8.3.

      "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

      "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "POOLED ALLOCATION" means, for each Receivable Interest funded substantially with Pooled Commercial Paper, an amount each day equal to the product of (i) the Pooled Percentage Share of such Receivable Interest on such day multiplied by (ii) the aggregate amount of Pooled Funding Charges for such day.

      "POOLED COMMERCIAL PAPER" means Commercial Paper notes of Falcon except
(A) Allocated Commercial Paper, and (B) Specially Pooled Paper.

      "POOLED FUNDING CHARGES" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers in respect of such Pooled Commercial Paper for such day, plus (iii) issuing and paying agent fees incurred on such Pooled Commercial Paper for such day, plus
(iv) other costs associated with funding small or odd-lot amounts with respect to all Receivable Purchase Facilities which are funded by Pooled Commercial Paper for such day, minus (v) any accrual of income net of expenses received on such day from investment of collections received under all Receivable Purchase Facilities funded with Pooled Commercial Paper, minus (vi) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any Receivables Interest of Falcon pursuant to the terms of any Receivable Purchase Facilities funded substantially with Pooled Commercial Paper.

      "POOLED PERCENTAGE SHARE" means, for each Receivable Interest funded substantially with Pooled Commercial Paper, a fraction (expressed as a percentage) the numerator of which is equal to the Capital associated with such Receivable Interest and the denominator of which is equal to the aggregate amount of all outstanding capital associated with receivable interests (or comparable terms used in any Receivable Purchase Facility) held by Falcon which is funded substantially with Pooled Commercial Paper.

      "POTENTIAL SERVICER DEFAULT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

      "PRO RATA SHARE" means, for each Investor, the Commitment of such Investor divided by the Purchase Limit, adjusted as necessary to give affect to the application of the terms of SECTION 2.5.
      "PURCHASE LIMIT" means the aggregate of the Commitments of the Investors hereunder.

      "PURCHASE NOTICE" has the meaning assigned to that term in SECTION 1.2.

      "PURCHASE PRICE" means, with respect to any Incremental Purchase, the amount specified by the Seller in the related Purchase Notice in respect of the Receivable Interest then being proposed for sale to the Purchasers, which amount shall not be greater than the amount which when added to the amount of the aggregate Capital outstanding immediately prior to the consummation of such Incremental Purchase would cause the aggregate Receivable Interests upon consummation of such Incremental Purchase to equal 100%.

      "PURCHASER" means Falcon or an Investor, as applicable.

      "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Originator Transfer Agreement, the Transfer Agreement or hereunder) to the applicable Originator, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator, and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

      "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to Section 1.3 in (i) all Receivables arising prior to the time of the most recent computation or recomputation of such undivided interest pursuant to Section 1.4, (ii) all Related Security with respect to such Receivables, and (iii) all Collections with respect to, and other proceeds of, such Receivables. Such undivided percentage interest in the Receivables shall equal:

                                          C
                                  --------------------
                                     NRB - (R x NRB)

            where:

            C    = the Capital of such Receivable Interest.

            R    = the sum, expressed as a decimal, of the Loss Reserve
                   Percentage, the Discount/Servicing Reserve Percentage and the Dilution Reserve Percentage.

            NRB  = the Net Receivables Balance.

      "RECEIVABLE PURCHASE FACILITY" means any receivables purchase agreement or other similar contracted arrangement to which Falcon is a party relating to the transfer, purchase or funding of receivables or other financial assets.

      "RECORD BALANCE" means, as of any date, i) 20% MULTIPLIED by ii) an amount equal to a) during calendar year 1999, the aggregate Outstanding Balance of all Receivables as of the close of business on December 31, 1998 OR b) during any calendar year after 1999, an amount equal to x) 50% MULTIPLIED by y) the SUM of the aggregate Outstanding Balance of all Receivables as of the close of business on November 30 of the immediately preceding calendar year AND the aggregate Outstanding Balance of all Receivables as of the close of business on December 31 of the immediately preceding calendar year.

      "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

      "REDUCTION PERCENTAGE" means, for any Receivable Interest acquired by the Investors from Falcon for less than the Capital of such Receivable Interest, a percentage equal to a fraction the numerator of which is the Falcon Transfer Price Reduction for such Receivable Interest and the denominator of which is the Capital of such Receivable Interest.

      "REFERENCE BANK" means First Chicago or such other bank as the Agent shall designate with the consent of the Seller.

      "REINVESTMENT" has the meaning assigned to that term in SECTION 1.6.

      "RELATED SECURITY" means, with respect to any Receivable:

                   (i) all of the Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                   (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                   (iii) all guaranties, letters of credit, certificates of deposit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                   (iv) all service contracts and other contracts and agreements associated with such Receivables,

                   (v) all Records related to such Receivables,

                   (vi) all of the Seller's right, title and interest in, to and under the Transfer Agreement, the Originator Transfer Agreement and each instrument, document or agreement executed in connection therewith in favor of or otherwise for the benefit of the Seller; and

                  (vii) all proceeds of any of the foregoing.

      "REPORTING DATE" means (i) prior to December 1, 2000, the 15th Business Day of each month and (ii) after December 1, 2000, both (a) the 1st Business Day of each month, with respect to information available as of the 15th calendar day of the immediately preceding month, and (b) the 15th Business Day of each month, with respect to information available as of the last calendar day of the immediately preceding month..

      "REQUIRED INVESTORS" means, at any time, Investors with Commitments in excess of 66-2/3% of the Purchase Limit.

      "RESERVE REQUIREMENT" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

      "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

      "SELLER INTEREST" means, at any time, an undivided percentage ownership interest of the Seller in the Receivables, Related Security and all Collections with respect thereto equal to (i) one, minus (ii) the aggregate of the Receivable Interests.

      "SERVICER" means at any time the Person (which may be the Agent) then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

      "SERVICER DEFAULT" has the meaning specified in Article VII.

      "SERVICING FEE" has the meaning specified in Section 6.6.

      "SETTLEMENT DATE" means (i) the fifth Business Day in each calendar month and (ii) from and after the Termination Date or the occurrence of any Servicer Default, each additional day designated as such by the Agent.

      "SPECIAL FUNDING CHARGES" means, for each day, the sum of (i) discount accrued on Specially Pooled Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers in respect of such Specially Pooled Paper for such day, plus (iii) issuing and paying agent fees incurred on such Specially Pooled Paper for such day, plus
(iv) other costs associated with funding small or odd-lot amounts with respect to all Receivable Purchase Facilities which are funded by Specially Pooled Paper for such day, minus (v) any accrual of income net of expenses received on such day from investment of collections received under all Receivable Purchase Facilities funded with Specially Pooled Paper, minus (vi) any payment received on such day net of expenses in respect of broken funding costs related to the prepayment of any Receivable Interest of Falcon pursuant to the terms of any Receivable Purchase Facility funded substantially with Specially Pooled Paper.

      "SPECIAL PERCENTAGE SHARE" means, for each Receivable Interest funded substantially with Specially Pooled Paper, a fraction (expressed as a percentage) the numerator of which is equal to the Capital associated with such Receivable Interest and the denominator of which is equal to the aggregate amount of all outstanding capital associated with receivable interests (or comparable terms used in any Receivable Purchase Facility) held by Falcon which is funded substantially with Specially Pooled Paper.

      "SPECIAL POOLED PERIOD" means any period commencing on (i) each March 15th and ending on the following April 5th, (ii) each June 15th and ending on the following July 5th, (iii) each September 15th and ending on the following October 5th, or (iv) each December 15th and ending on the following January 5th. If the last day of any Special Pooled Period shall not be a Business Day, the last day of such Special Pooled Period shall be the next succeeding Business Day.

      "SPECIALLY POOLED ALLOCATION" means, for each Receivable Interest funded substantially with Specially Pooled Paper, an amount each day equal to the product of (i) the Special Percentage Share of such Receivable Interest on such day multiplied by the (ii) the aggregate amount of Special Funding Charges for such day.

      "SPECIALLY POOLED PAPER" means the aggregate of all Commercial Paper notes of Falcon issued during any Special Pooled Period and allocated by the Agent to Specially Pooled Paper in accordance with Section 1.9(b) hereof. Specially Pooled Paper will not include Pooled Commercial Paper or Allocated Commercial Paper at any time.

      "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Seller.

      "TERMINATION DATE" means, the earliest of (i) the Liquidity Termination Date, (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 7.1 and (iii) the date designated by the Seller or the Transferor upon 15 Business Days prior written notice to the Agent; PROVIDED that, solely with respect to any Receivable Interest of Falcon, "Termination Date" shall in addition be any date designated by Falcon as such in a notice given to the Seller and the Agent.

      "TRANCHE PERIOD" means, with respect to any Receivable Interest:

            (a) if the Discount Rate with respect to such Receivable Interest is the CP Rate, the Accrual Period;

            (b) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period as may be mutually agreeable to the Agent and the Seller, commencing on a Business Day selected by the Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

            (c) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period of 30 days commencing on a Business Day selected by the Seller.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, PROVIDED, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period which commences after the Termination Date shall be of such duration as selected by the Agent.

      "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Transfer Agreement, the Originator Transfer Agreement, the Fee Letter, each Collection Account Agreement and all other instruments, documents and agreements executed and delivered by the Seller, the Transferor or the Originator in connection herewith.

      "TRANSFER AGREEMENT" means that certain Receivable Purchase Agreement of even date herewith between the Seller, as purchaser, and the Transferor, as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "TRANSFEROR" means Metals USA, Inc., a Delaware corporation.

      "TRANSFEROR CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement originally dated as of July 15, 1997, amended and restated as of February 11, 1998 and further amended and restated as of November 1, 2000, among the Transferor, the financial institutions parties from time to time as Lenders and Bank One, NA, as Agent, as the same has been amended prior to the date hereof and may be further amended, restated, supplemented or otherwise modified from time to time.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

      "USED RECORD BALANCE" means, at any time, an amount equal to the sum of the Designated Outstanding Balances for each Business Line that was made a Designated Business Line pursuant to clause (ii) of the second sentence of the definition of "Designated Business Line" during such calendar year. For sake of clarification, immediately after the beginning of each calendar year, the Unused Record Balance at such time will be zero.

      "YEAR 2000 ISSUES" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Seller, the Transferor, or any Originator and of the Seller's, the Transferor's or any Originator's material customers, suppliers and vendors.

      All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

       PRINCIPAL PLACE OF BUSINESS OF THE SELLER; LOCATION(S) OF RECORDS;

                     FEDERAL EMPLOYER IDENTIFICATION NUMBERS

                                   EXHIBIT III
              LOCK-BOXES; COLLECTION ACCOUNTS; DEPOSITORY ACCOUNTS

Bank                                      Account

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name: Affiliated Metals Company
1 Bank One Plaza                          A/C # 5598478
Chicago, IL 60670                         Lock-Box #  70558-- 70558 Network Place
                                                              Chicago, IL  60673-1705
Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name: Fullerton Metals Company
1 Bank One Plaza                          A/C # 5128161
Chicago, IL 60670                         Lock-Box #  70296-- 70296 Network Place
                                                              Chicago, IL  60673-1702
Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name: Independent Metals Co., Inc.
1 Bank One Plaza                          A/C # 5104424
Chicago, IL 60670                         Lock-Box #  70554-- 70554 Network Place
                                                              Chicago, IL  60673-1705
Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name: Meier Metal Servicenters, Inc.
1 Bank One Plaza                          A/C # 5100798
Chicago, IL 60670                         Lock-Box #  73602-- 73602 Network Place
 Chicago, IL 60673-1736

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name:  Wayne Steel, Inc.
1 Bank One Plaza                          A/C # 5104211
Chicago, IL 60670                         Lock-Box #  70896-- 70896 Network Place
 Chicago, IL 60673-1708

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name: Intsel Southwest Limited Partnership
1 Bank One Plaza                          A/C #  5133629
Chicago, IL 60670                         Lock-Box #  730649-- Dallas, TX 75373-0649

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name:  Jeffreys Steel, Inc.
1 Bank One Plaza                          A/C # 5100771
Chicago, IL 60670                         Lock-Box #  905882-- Charlotte, NC 28290-5882

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name:  The Levinson Steel Company
1 Bank One Plaza                          A/C #  5115582
Chicago, IL 60670                         Lock-Box #  905038-- Charlotte, NC
28290-5038

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name:  Queensboro Steel Corporation
1 Bank One Plaza                          A/C #  5598508
Chicago, IL 60670                         Lock-Box #  905354-- Charlotte, NC 28290-5354

Bank One, NA (formerly known as
The First National Bank of Chicago)       A/C Name: Uni-Steel, Inc.
1 Bank One Plaza                          A/C # 5598451
Chicago, IL 60670                         Lock-Box #  730481-- Dallas, TX  75373-0481

Bank One, NA                              A/C Name:  Wolf Brothers Acq. Corp.
1 Bank One Plaza                          A/C #  1016757
Chicago, IL  60670                        Lock-Box #  21634-- 21634 Network Place
                                                              Chicago, IL  60673-1216

Bank One, NA                              A/C Name:  MUI Texas, Inc.
1 Bank One Plaza                          A/C #  1035534
Chicago, IL  60670                        Lock-Box #  730003--  Dallas, TX
75373-0003

Bank One, NA                              A/C Name:  MUI-TN, L.L.C.
1 Bank One Plaza                          A/C #  1043652
Chicago, IL  60670                        Lock-Box #  905364--  Charlotte, NC
28290-5364

Bank One, NA                              A/C Name:  Sierra Pacific Steel, Inc.
1 Bank One Plaza                          A/C #  5115574
Chicago, IL  60670                        Lock-Box #  100093--  Pasadena, CA
91189-0093

Bank One, NA                              A/C Name:  Faitoute Steel Company
1 Bank One Plaza                          A/C #  5127963
Chicago, IL  60670                        Lock-Box #  13075--  Secaucus, NJ
07188-0075

Bank One, NA                              A/C Name:  Industrial Metals, Inc.
1 Bank One Plaza                          A/C #  5128145
Chicago, IL  60670                        Lock-Box #  70260--  70260 Network Place
                                                               Chicago, IL  60673-1702

Bank One, NA                              A/C Name:  Forest Manufacturing, Inc.
1 Bank One Plaza                          A/C #  5131189
Chicago, IL  60670                        Lock-Box #  905450--  Charlotte, NC
28290-5450

Bank One, NA                              A/C Name:  Professional Metals, Inc.
1 Bank One Plaza                          A/C #  5133610
Chicago, IL  60670                        Lock-Box #  21043--  21043 Network Place
                                                               Chicago, IL  60673-1210

Bank One, NA                              A/C Name:  Intsel Southwest Limited Partnership
1 Bank One Plaza                          A/C #  5133629
Chicago, IL  60670                        Lock-Box #  730692--  Dallas, TX
75373-0692

Bank One, NA                              A/C Name:  Flagg Steel Company
1 Bank One Plaza                          A/C #  5154294
Chicago, IL  60670                        Lock-Box #  21041--  21041 Network
Place
                                                        Chicago, IL  60673-1210

Bank One, NA                              A/C Name:  Federal Bronze Alloys, Inc.
1 Bank One Plaza                          A/C #  5579798
Chicago, IL  60670                        Lock-Box #  33027--  Newark, NJ
07188-0027

Bank One, NA                              A/C Name:  Southern Alloy of America, Inc.
1 Bank One Plaza                          A/C #  5598494
Chicago, IL  60670                        Lock-Box #  905044--  Charlotte, NC
28290-5044

Bank One, NA                              A/C Name:  Steel Service Systems, Inc.
1 Bank One Plaza                          A/C #  5598516
Chicago, IL  60670                        Lock-Box #  70618--  70618 Network Place
                                                               Chicago, IL  60673-1706

Bank One, NA                              A/C Name: Steel Manufacturing & Warehouse, Inc.
1 Bank One Plaza                          A/C # 1063486
Chicago, IL  60670                        Lock-Box #  22270--  22270 Network Place
                                                               Chicago, IL  60673-1222

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE

To: The First National Bank of Chicago, as Agent

      This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of January 21, 1999, among Metals Receivables Corporation (the "Seller"), Falcon Asset Securitization Corporation, the financial institutions party thereto and The First National Bank of Chicago, as agent (the "Agreement").

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.  I am the duly elected ____________________  of the Seller;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Servicer Default or Potential Servicer Default other than with respect to those Servicer Defaults set forth in SECTION 7.1(E) of the Agreement, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

      4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Servicer Default or Potential Servicer Default with respect to those Servicer Defaults set forth in SECTION 7.1(E) of the Agreement, as each such term is defined under the Agreement, as of the applicable date certified in each Monthly Report issued by the Servicer during of the accounting period covered by the attached financial statements, except as set forth below; and

      5. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:

      The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of _______, 19__.

                         SCHEDULE I TO COMPLIANCE REPORT

A. Schedule of Compliance as of __________, 19____ with Sections ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:

                                    EXHIBIT V

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                            [On letterhead of Seller]

                                             _____   19


[Lock-Box Bank/Concentration Bank/Depositary Bank]

      Re:   [ORIGINATOR]
            METALS USA, INC.
            METALS RECEIVABLES CORPORATION


Ladies and Gentlemen:

      You have exclusive control of P.O. Box # ________ in [CITY, STATE, ZIP CODE] (the "Lock-Box") for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement) between you and [ORIGINATOR][Metals USA, Inc.] dated ________ (the "Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to our checking account no.________ maintained with you in the name of [ORIGINATOR][Metals USA, Inc.] (the "Lock-Box Account").

      [ORIGINATOR][Metals USA, Inc.], hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box and the Lock-Box Account to Metals Receivables Corporation (the "Seller"). We hereby request that the name of the Lock-Box Account be changed to Metals Receivables Corporation, as "Collection Agent" for the benefit of The First National Bank of Chicago ("FNBC"), as agent under that certain Receivables Purchase Agreement (the "Receivables Purchase Agreement") dated as of January 21, 1999 among the Seller, Falcon Asset Securitization Corporation, certain financial institutions parties thereto and FNBC.

      The Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from FNBC in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to FNBC for itself and as agent (or any designee of FNBC) and FNBC will have exclusive ownership of and access to such Lock-Box Account, and neither the Seller nor any of our affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as FNBC may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by FNBC,
(iv) all services to be performed by you under the Agreement will be performed on behalf of FNBC, and (v) all correspondence or other mail which you have agreed to send us will be sent to FNBC at the following address:

            The First National Bank of Chicago
            Suite ____, 21st Floor
            One First National Plaza
            Chicago, Illinois 60670
            Attention:  Credit Manager, Asset Backed
                        Securities Division

      Moreover, upon such notice, FNBC for itself and as agent will have all rights and remedies given to us under the Agreement. We agree, however, to continue to pay all fees and other assessments due thereunder at any time.

      You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by FNBC for the purpose of receiving funds from the Lock-Box are subject to the liens of FNBC for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against us, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

      This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument. All references herein to "we" or "us" refer to [ORIGINATOR][Metals USA, Inc.] and Metals Receivables Corporation

      This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

      Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                Very truly yours,

                         [ORIGINATOR][METALS USA, INC.]

    By:________________________
       Name:______________________
       Title______________________



                         METALS RECEIVABLES CORPORATION

    By:________________________
       Name:______________________
       Title______________________


Acknowledged and agreed to
this ____  day of ______

[COLLECTION BANK]

    By:________________________
       Name:______________________
       Title______________________


Acknowledged and agreed to
this ____ day of __________, 19

THE FIRST NATIONAL BANK OF
CHICAGO (for itself and
as agent)

    By:________________________
       Name:______________________
       Title______________________

                                     ANNEX A

                            FORM OF COLLECTION NOTICE

                             [On letterhead of FNBC]

                              ________________ , 19



[Collection Bank/Depositary Bank/Concentration Bank]


      Re:   Metals Receivables Corporation


Ladies and Gentlemen:

      We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [ORIGINATOR][Metals USA, Inc.], Metals Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number_____________ (the "Lock-Box Account") maintained with you, transferred to us. [Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to___________.] You have further agreed to perform all other services you are performing under that certain agreement dated between you and Metals Receivables Corporation on our behalf.

      We appreciate your cooperation in this matter.


                                Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO
                                 (for itself and as agent)


                                 By: __________________________________
                                 Title: _______________________________

                                   EXHIBIT VI

                          CREDIT AND COLLECTION POLICY

                                   (Attached)

                                   EXHIBIT VII

                             FORM OF MONTHLY REPORT

                                   (Attached)

                                  EXHIBIT VIII

                             FORM OF PURCHASE NOTICE

                                     [Date]

The First National Bank of Chicago as Agent for the Purchasers parties to the Receivables Purchase Agreement referred to below

Suite _____
One First National Plaza
Chicago Illinois  60670

Attention:  Asset-Backed Markets


Gentlemen:

            The undersigned, METALS RECEIVABLES CORPORATION, refers to the Receivables Purchase Agreement, dated as of January 21, 1999 (the "Receivables Purchase Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Falcon Asset Securitization Corporation ("Falcon"), certain Investors parties thereto and The First National Bank of Chicago, as Agent for Falcon and such Investors (Falcon and Investors, collectively, the "Purchasers"), and hereby gives you notice irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement, that the undersigned hereby requests a purchase under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such purchase (the "Proposed Purchase") as required by Section 1.2 of the Receivables Purchase Agreement:

            (i)      The Business Day of the Proposed Purchase is _________,
                     19__.

            (ii) The requested Purchase Price in respect of the Proposed Purchase is $_______.

            (iii) The requested Purchaser[s] in respect of the Proposed Purchase [is Falcon] [are the Investors].

            (iii) The duration of the initial Tranche Period for the Proposed Purchase is _______ [days] [months][the Accrual Period].

            (iv) The Discount Rate related to such initial Tranche Period is requested to be the [CP][LIBO] [Base] Rate [and is requested to be funded with Specially Pooled Paper in accordance with Section 1.9(b)].

            The undersigned hereby certifies that the conditions precedent in
Section 4.2 of the Receivables Purchase Agreement are satisfied, including, without limitation, that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

      (A) the representations and warranties set forth in Article III of the Receivables Purchase Agreement are correct in all material respects on and as of such date, as though made on and as of such date;

      (B) no event has occurred, or would result from the Proposed Purchase that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such Proposed Purchase, that would constitute a Potential Servicer Default; and

      (C) the Liquidity Termination Date shall not have occurred, the aggregate Capital of all Receivable Interests shall not exceed the Purchase Limit and the aggregate Receivable Interests shall not exceed 100%.

                              Very truly yours,

                              METALS RECEIVABLES CORPORATION


                              By:_____________________________
                                   Name:________________________
                                   Title:_________________________

                                   EXHIBIT IX
                                   ORIGINATORS

------------------------------------------------------------------- ----------------------------------------------
SUBSIDIARY NAME & ADDRESS:                                          FORMERLY KNOWN AS:
------------------------------------------------------------------- ----------------------------------------------
Metals USA Flat Rolled Central, Inc.                                Affiliated Metals Company
1020 Niedringhaus
Granite City, IL  62040
------------------------------------------------------------------- ----------------------------------------------
Metals USA Specialty Metals Northcentral, Inc.                      Fullerton Metals Company,
3000 Shermer Road                                                   Independent Metals Co., Inc.,
Northbrook, IL  60065                                               Meier Metal Servicenters, Inc.,
                                                                    Industrial Metals, Inc.
                                                                    Flagg Steel Company,
                                                                    Independent Metals, L.L.C.
                                                                    Steel Service Systems, Inc.
                                                                    Federal Bronze Alloys, Inc.
                                                                    Southern Alloy of America, Inc., and
                                                                    Professional Metals, Inc.
------------------------------------------------------------------- ----------------------------------------------
Metals USA Plates and Shapes, Northeast, L.P.                       Interstate Steel Supply Company,
110 Roessler Road, Suite 300-C                                      The Levinson Steel Company, and
Pittsburgh, PA  15220                                               Faitoute Steel Company
                                                                    The Levinson Steel Company, LP
------------------------------------------------------------------- ----------------------------------------------
Metals USA Plates and Shapes Southwest, Limited Partnership         Intsel Southwest Limited Partnership, and
11310 W. Little York                                                Sierra Pacific Steel, Inc.
Houston, TX  77041                                                  Sierra Pacific Steel, L.P.
------------------------------------------------------------------- ----------------------------------------------
Metals USA Plates and Shapes Southeast, Inc.                        Jeffreys Steel Company, Inc.,
210 St. Joseph Street                                               Queensboro Steel Corporation, and
Mobile, AL  36602                                                   Five Star Metals Company
------------------------------------------------------------------- ----------------------------------------------
Metals USA Plates and Shapes Southcentral, Inc.                     Uni-Steel, Inc.
101 E. Illinois                                                     Steel Manufacturing & Warehouse, Inc., and
Enid, OK  73701                                                     Steel Manufacturing, L.L.C.

------------------------------------------------------------------- ----------------------------------------------
Metals USA Carbon Flat Rolled, Inc.                                 Wayne Steel, Inc.
1070 W. Liberty Street                                              Concord Metals
Wooster, OH  44691                                                  Krohn Steel Servicenters, Inc.
                                                                    GSBC, Inc.
                                                                    Forest Manufacturing, Inc.,
                                                                    MUI Texas, Inc.
                                                                    MUI-TN, L.L.C.
                                                                    Wolf Brothers Acq. Corp.
                                                                    Wolf Brothers, L.L.C.
------------------------------------------------------------------- ----------------------------------------------

                                   SCHEDULE A
                                [TO BE COMPLETED]

            DOCUMENTS AND RELATED ITEMS TO BE DELIVERED TO THE AGENT

                       ON OR PRIOR TO THE INITIAL PURCHASE

1. Copy of the Resolutions of the Board of Directors of the Seller certified by its Secretary authorizing the Seller's execution, delivery and performance of this Agreement and the other documents to be delivered by it thereunder.

2. Articles or Certificate of Incorporation of the Seller certified by the Secretary of State of the jurisdiction of incorporation of the Seller on or within thirty (30) days prior to the initial Purchase.

3. Good Standing Certificate for the Seller issued by the Secretaries of State of each jurisdiction where it has material operations.

4. A certificate of the Secretary of the Seller certifying (i) the names and signatures of the officers authorized on its behalf to execute the Agreement and any other documents to be delivered by it thereunder and
      (ii) a copy of the Seller's By-Laws.

5. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of such initial Purchase in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Agreement.

6. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller.

7.    Executed copy of the Collection Account Agreements.

8. A favorable opinion of legal counsel for the Seller reasonably acceptable to the Agent which addresses general corporate matters enforceability, perfection and such other matters as the Agent may reasonably request.

9. If requested by Falcon or the Agent, a favorable opinion of legal counsel for each Investor, reasonably acceptable to the Agent which addresses the following matters:

            -- The Agreement has been duly authorized by all necessary corporate action of the Investor.

            -- The Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

10.   A Compliance Certificate.

11. Written information from the Borrower, satisfactory to each Agent and each Lender, indicating that the Borrower (a) has made a full and complete assessment of the Year 2000 Issues; (b) has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis, and (c) does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

12.   The Fee Letter.

13. A direction letter executed by the Seller authorizing the Agent, and directing warehousemen to allow the Agent, to inspect and make copies from Seller's books and records maintained at off-site data processing or storage facilities.

14.   A Monthly Report as at _______________________ , 19___.

15. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Agreement.

16. For each Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Purchaser is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.